As filed with the Securities and Exchange Commission on February 4, 2021

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HH&L Acquisition Co.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

Suite 3508, One Exchange Square

8 Connaught Place

Central, Hong Kong

Tel: (852) 3752 2870
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Tel: (1) 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein White & Case LLP 1221 Avenue of the Americas New York, New York 10020-1095 Tel: (212) 819-7642	Jessica Zhou White & Case 9th Floor Central Tower 28 Queen's Road Central Hong Kong Tel: +852 2822-8725	Fang Liu Ying White Andrew S. Epstein Clifford Chance US LLP c/o 27/F, Jardine House One Connaught Place Hong Kong Tel: (852) 2825 8888	Daniel Lee Maples and Calder P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Gregg A. Noel Michael J. Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, CA 94301 Tel: (650) 470-454	Z. Julie Gao, Skadden, Arps, Slate, Meagher & Flom LLP. c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road, Central Hong Kong Tel: (852) 3740-4700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File Number 333-252254

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	6,900,000 Units	$10.00	$69,000,000	$7,527.90
Class A ordinary shares included as part of the units(3)	6,900,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	3,450,000 Warrants	—	—	— (4)
Total			$69,000,000	$7,527.90(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents 6,900,000 units, consisting of 6,900,000 Class A ordinary shares and 3,450,000 redeemable warrants (including 900,000 units, consisting of 900,000 Class A ordinary shares and 450,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $345,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-252254), which was declared effective by the Securities and Exchange Commission on February 4, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $69,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION

INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of 6,900,000 additional units of HH&L Acquisition Co., a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1, including 900,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. Pursuant to Rule 462(b), the Registrant hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1, as amended (File No. 333-252254) initially filed on January 20, 2021 and declared effective on February 4, 2021 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)       Exhibits. All exhibits filed with or incorporated by reference in Registration Statement No. 333-252254 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

Exhibit Number	Description
5.1	Opinion of White & Case LLP
5.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant
23.1	Consent of WithumSmith+Brown, PC
23.2	Consent of White & Case LLP (included in Exhibit 5.1)
23.3	Consent of Maples and Calder (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, on the fourth day of February 2021.

HH&L Acquisition Co.
By:	/s/ Richard Qi Li
Name: Richard Qi Li
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Qi Li	Chief Executive Officer and Director	February 4, 2021
Richard Qi Li	(Principal Executive Officer)

/s/ Yingjie (Christina) Zhong	Chief Financial Officer	February 4, 2021
Yingjie (Christina) Zhong	(Principal Financial and Accounting Officer)

/s/ Kenneth W. Hitchner	Chairman of the Board	February 4, 2021
Kenneth W. Hitchner

/s/ Huanan Yang	Chief Operating Officer and Director	February 4, 2021
Huanan Yang

/s/ Qingjun Jin	Director	February 4, 2021
Qingjun Jin

/s/ Jingwu Zhang Zang	Director	February 4, 2021
Jingwu Zhang Zang

/s/ Frederick Si Hang Ma	Director	February 4, 2021
Frederick Si Hang Ma

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of HH&L Acquisition Co., in the City of Newark, Delaware, on the fourth day of February, 2021.

U.S. DULY APPOINTED REPRESENTATIVE PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director